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                                                               December 31, 1998
                       Subsidiaries of Prime Retail, Inc
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         Subsidiary                                                 State or Jurisdiction of                     % Owned1
                                                                 Incorporation or Organization
1.       Agoura Riverwalk LP                                        Delaware                                      100
2.       Arizona Factory Shops Limited Partnership                  Delaware                                      100
3.       Arizona Factory Shops Partnership                          Arizona                                        50
4.       Bend Factory Outlets Limited Partnership                   Delaware                                      100
5.       Buckeye Factory Shops Limited Partnership                  Delaware                                      100
6.       Camarillo Outlets, L.L.C.                                  Delaware                                      100  2
7.       Camarillo Outlets Land, L.L.C.                             Delaware                                      100  3
8.       Carolina Factory Shops Limited Partnership                 Delaware                                      100
9.       Castle Rock Factory Shops Partnership                      Colorado                                      100
10.      Chesapeake Development Limited Partnership                 Delaware                                      100
11.      Coral Isle Factory Shops Limited Partnership               Delaware                                      100
12.      Factory Outlets at Post Falls Limited Partnership          Delaware                                      100
13.      Fine Furniture Direct, Inc.                                Maryland                                    44.57  4
14.      Finger Lakes Outlet Center, L.L.C.                         Delaware                                      100
15.      First HGI, Inc.                                            Delaware                                      100
16.      First Horizon Group Limited Partnership                    Delaware                                      100
17.      Florida Keys Factory Shops Limited Partnership             Illinois                                      100
18.      Gainesville Factory Shops Limited Partnership              Illinois                                      100
19.      Grove City Factory Shops Partnership                       Pennsylvania                                  100
20.      Gulf Coast Factory Shops Limited Partnership               Illinois                                      100
21.      Gulfport Factory Shops Limited Partnership                 Delaware                                      100
22.      HGI Perryville, Inc.                                       Maryland                                      100
23.      H/G Perryville, Limited Partnership                        Maryland                                      100
24.      Huntley Factory Shops Limited Partnership                  Illinois                                      100
25.      Kansas City Factory Shops Limited Partnership              Delaware                                      100
26.      Latham Factory Stores Limited Partnership                  Delaware                                      100
27.      Loveland Factory Shops Limited Partnership                 Delaware                                      100
28.      Magnolia Bluff Factory Shops Limited Partnership           Delaware                                      100
29.      Market Street, Ltd.                                        Tennessee                                      98
30.      Melrose Place, Ltd.                                        Tennessee                                     100
31.      Niagara International Factory Outlets Limited Partnership  Delaware                                      100
32.      Oak Creek Factory Outlets Limited Partnership              Delaware                                      100
33.      Ohio Factory Shops Partnership                             Ohio                                          100
34.      Outlet Shops at Camarillo Limited Partnership              Delaware                                      100  2
35.      Outlet Village Mall of St. Louis Ltd.Partnership,L.L.L.P.  Delaware                                       75
36.      Outlet Village of Hagerstown Limited Partnership           Delaware                                      100
37.      Outlet Village of Kittery Limited Partnership, L.L.L.P.    Delaware                                      100
38.      Outlet Village of Lebanon Limited Partnership              Delaware                                      100
39.      Outlet Village of Puerto Rico Limited Partnership          Delaware                                      100
40.      Outlet Village of St. Louis Limited Partnership, L.L.L.P.  Delaware                                      100
41.      Oxnard Factory Outlet Partners                             California                                     50
42.      Oxnard Factory Shops Limited Partnership                   Delaware                                      100
43.      Prime Bellport Land, L.L.C.                                Delaware                                      100  2
44.      Prime Lee Development Limited Partnership                  Delaware                                      100
45.      Prime Northgate Plaza Limited Partnership                  Delaware                                      100
46.      Prime Outlets at Secaucus, L.L.C.                          Delaware                                      100
47.      Prime Retail Europe, L.L.C.                                Delaware                                      100  2
48.      Prime Retail Europe Limited Partnership                    Delaware                                      100  2
49.      Prime Retail Finance II, Inc.                              Maryland                                      100
50.      Prime Retail Finance III, Inc.                             Maryland                                      100
51.      Prime Retail Finance IV, Inc.                              Maryland                                      100
52.      Prime Retail Finance V, Inc.                               Maryland                                      100
53.      Prime Retail Finance VI, L.L.C.                            Delaware                                      100
54.      Prime Retail Finance VII, Inc.                             Maryland                                      100
55.      Prime Retail Finance, Inc.                                 Maryland                                      100
56.      Prime Retail Finance Limited Partnership                   Delaware                                      100
57.      Prime Retail Furniture, Inc.                               Maryland                                      100
58.      Prime Retail Management Limited Partnership                Delaware                                      100
59.      Prime Retail Services Limited Partnership                  Delaware                                        1
60.      Prime Retail Services, Inc.                                Maryland                                      100  5
61.      Prime Retail Stores, Inc.                                  Maryland                                      100  6
62.      Prime Retail, L.P.                                         Delaware                                    79.10
63.      Prime Warehouse Row Limited Partnership                    Illinois                                      100
64.      Riverwalk Promenade at Agoura Hills Limited Partnership    Delaware                                      100
65.      San Marcos Factory Stores, Ltd.                            Texas                                         100
66.      Second HGI, Inc.                                           Delaware                                      100
67.      Second Horizon Group Limited Partnership                   Delaware                                      100
68.      Shasta Outlet Center Limited Partnership                   Delaware                                      100
69.      Sun Coast Factory Shops Limited Partnership                Delaware                                      100
70.      The Prime Outlets at Bellport I, L.L.C.                    Delaware                                      100
71.      The Prime Outlets at Bellport II, L.L.C.                   Delaware                                      100
72.      The Prime Outlets at Birch Run, L.L.C.                     Delaware                                      100
73.      The Prime Outlets at Calhoun Limited Partnership           Delaware                                      100
74.      The Prime Outlets at Camarillo, L.L.C.                     Delaware                                      100  2
75.      The Prime Outlets at Conroe Limited Partnership            Delaware                                      100
76.      The Prime Outlets at Edinburgh Limited Partnership         Delaware                                      100
77.      The Prime Outlets at Gilroy Limited Partnership            Delaware                                      100
78.      The Prime Outlets at Jeffersonville, L.L.C.                Delaware                                      100
79.      The Prime Outlets at Kenosha II Limited Partnership        Delaware                                      100
80.      The Prime Outlets at Kittery II Limited Partnership        Delaware                                      100
81.      The Prime Outlets at Lee Limited Partnership               Delaware                                      100
82.      The Prime Outlets at Michigan City Limited Partnership     Delaware                                      100
83.      The Prime Outlets at Silverthorne Limited Partnership      Illinois                                      100
84.      The Prime Outlets at Vero Beach Limited Partnership        Delaware                                      100
85.      The Prime Outlets at Williamsburg, L.L.C.                  Delaware                                      100
86.      The Prime Outlets at Woodbury, L.L.C.                      Delaware                                      100
87.      Triangle Factory Stores Limited Partnership                Illinois                                      100
88.      Warehouse Row II Limited Partnership                       Tennessee                                      65
89.      Warehouse Row, Ltd.                                        Tennessee                                      99
90.      Weisgarber Partners, Ltd.                                  Tennessee                                     100

1 Reflects collective ownership interests of Prime Retail, Inc. and Prime Retail, L.P.
2    Non-entity, reverts back to Prime Retail, L.P.
3    Prime  Retail  Stores,  Inc.
4    Prime  Retail  Furniture,  Inc.  owns  44.57%  Preferred  Stock
5    Preferred Stock
6    Prime Retail, Inc. owns 100% Preferred Stock
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